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                                                                     EXHIBIT 10a




                              HUBBELL INCORPORATED

                              AMENDED AND RESTATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                  Restated and Amended, Effective June 7, 2001
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                              HUBBELL INCORPORATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                Table of Contents

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                                                                           Page
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ARTICLE I       PURPOSE ..............................................         1

ARTICLE II      DEFINITIONS ..........................................       1-3

ARTICLE III     EFFECTIVE DATE .......................................         3

ARTICLE IV      ELIGIBILITY ..........................................       3-4

ARTICLE V       RETIREMENT BENEFITS ..................................       4-6

ARTICLE VI      PAYMENT OF RETIREMENT BENEFITS .......................       7-8

ARTICLE VII     DISABILITY BENEFIT ...................................       8-9

ARTICLE VIII    DEATH BENEFIT ........................................      9-11

ARTICLE IX      FUNDING ..............................................        11

ARTICLE X       PLAN ADMINISTRATION ..................................        12

ARTICLE XI      AMENDMENT AND TERMINATION ............................        12

ARTICLE XII     MISCELLANEOUS PROVISIONS .............................     13-15

ARTICLE XIII    CHANGE OF CONTROL ....................................     16-20

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                                    ARTICLE I

                                     PURPOSE

1.1 The purpose of this Supplemental Executive Retirement Plan (the "Plan") is to provide monthly supplemental retirement income for a select group of officers and other key employees of Hubbell Incorporated (the "Employer"). It is intended to provide a retirement benefit which supplements the retirement benefit payable under the Hubbell Incorporated Retirement Plan for Salaried Employees and other such pension plans of Hubbell Incorporated and its subsidiaries as deemed appropriate by the Board of Directors in its sole and absolute discretion.

                                   ARTICLE II

                                   DEFINITIONS

2.1 "Accrued Deferred Vested Retirement Benefit" means the benefit described in Article 5.4.

2.2 "Accrued Vested Participant" means a Participant who has been credited with ten (10) or more years of Service.

2.3 "Average Earnings" means the annual average of the Participant's Earnings for any three (3) calendar years in his last ten (10) years of Service which produce the highest such average.

2.4      "Board of Directors" means the Board of Directors of Hubbell
         Incorporated.

2.5 "Compensation Committee" means the Compensation Committee of the Board of Directors.

2.6 "Early Retirement" means retirement under this Plan at a Participant's election, between the ages of 55 and 65.
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                                                                               2




2.7 "Earnings" means, with respect to a particular calendar year, the total of (a) cash earnings paid to a Participant in the form of base salary,
         (b) awards in respect of the prior calendar year (regardless of when paid) under the incentive compensation plan (annual bonus) by his Employer, and (c) any amount by which an Employee's base salary and annual bonus awards are reduced under any 401(k) plan or any flexible benefit plans under the Internal Revenue Code Sections 125 and 129 maintained by the Employer, during the respective calendar year.

2.8 "Employee" means a person who is employed by the Employer on a regular, full-time basis.

2.9 "Employer" means Hubbell Incorporated, and its successor, and any of its subsidiaries so designated by the Board of Directors.

2.10 "Key Executive" means (a) (i) any Officer elected prior to May 1,1993 and (ii) any other Employee who was so designated by the Compensation Committee prior to May 1, 1993, and (b) any Officer or other Employee who is so designated by the Compensation Committee on or after May 1, 1993 and as to who the Compensation Committee has not withdrawn such designation.

2.11 "Normal Retirement" means retirement by a Participant under this Plan on the first day of the month coinciding with or next following his 65th birthday.

2.12 "Officer" means the individual elected by the Board of Directors as provided in Article IV of the By-Laws of Hubbell Incorporated to any of the following offices: Chairman of the Board, President, Executive Vice President, Senior Vice President, Group Vice President, Vice President, Treasurer, Controller, or Secretary of Hubbell Incorporated.

2.13     "Participant" means a Key Executive.
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                                                                               3



2.14     "Plan" means the Hubbell Incorporated Supplemental Executive Retirement
         Plan.

2.15 "Postponed Retirement" means the Participant's actual retirement date after Normal Retirement.

2.16 "Service" means a Participant's entire period of employment with the Employer as an Officer and such other period of employment with the Employer as a Key Executive as designated and determined by the Compensation Committee.

2.17 "Spouse" shall mean the person to whom the Participant was lawfully married for at least one (1) year on the Participant's actual date of retirement (early, normal, postponed or disability, as the case may be) or termination from the Employer.

2.18 "Total Disability" means the Compensation Committee's determination that a Participant is totally and permanently disabled and can no longer perform his duties as a Key Executive of the Employer.

                                   ARTICLE III

                                 EFFECTIVE DATE

3.1      This Plan shall be effective as of April 1, 1980.

                                   ARTICLE IV

                                   ELIGIBILITY

4.1 Key Executives shall continue to be Participants until their Service with the Employer is terminated or they are no longer entitled to retirement or deferred vested benefits under this Plan, whichever is later. A Participant who has been credited with ten (10) or more years of Service becomes an Accrued Vested Participant eligible for an
         Accrued Deferred
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                                                                               4


         Vested Retirement Benefit. If a Participant is no longer a Key Executive, but remains an Employee, his accrued Service as a Participant shall not be forfeited.

                                    ARTICLE V

                               RETIREMENT BENEFITS

5.1 Normal Retirement Benefit. A Participant's Normal Retirement Benefit under this Plan, computed as a straight life annuity, shall equal (a) minus (b), where:

         (a) Equals - Six (6%) percent multiplied times the number of full years of a Key Executive's Service.

         In no event shall the percentage of benefit credit calculated under this Article 5.1 (a) exceed sixty (60%) percent. The appropriate percentage of benefit credit calculated under this Article 5.1 (a) shall then be multiplied by the Participant's Average Earnings.

         (b) Equals - The benefits, if any, available from the following sources:

                  (i) any defined benefit pension plan or defined contribution plan of the Employer which is qualified under Section 401 of the Internal Revenue Code (excluding, however: (a) any ancillary benefits such as Medical or Transitional Supplements in the defined benefit pension plans, and (b) any 401(k) plan maintained by the Employer);

                  (ii)     any top-hat excess pension plan of the Employer; and

                  (iii) any retirement benefits so designated and defined by the Compensation Committee through a special arrangement with the Employer.

         For purposes of determining the benefits available from any qualified defined benefit pension plan or qualified defined contribution plan of the Employer, it shall be assumed
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                                                                               5


         that the Participant commenced receiving his benefits under such plan on the fifteenth day of the month commencing after his actual retirement date.

5.2 Early Retirement Benefit. A Participant who elects to retire on or after age 55 shall be entitled to an early retirement benefit commencing on the date described in Article 6.1 hereof. The annual amount of the Early Retirement Benefit payable to a Participant who elects Early Retirement shall be an amount computed in accordance with
         Article 5.1 hereof except that the Early Retirement Benefit shall be based upon the Participant's years of Service up to his actual Early Retirement Date (the first day of any month elected by the Participant between the date the Participant attains age 55 and the date he attains age 65), with the amount reduced by three-tenths of one percent (3/10%) for each complete month by which the commencement date of his Early Retirement Benefit precedes his attainment of age 62 and by an additional two-tenths of one percent (2/10%) for each complete month by which the commencement date of his Early Retirement Benefit precedes his 60th birthday, provided, however, the Compensation Committee may, in its sole discretion, waive, in whole or in part, said early retirement reduction factors and, for purposes of determining the benefits available from any qualified defined benefit pension plan or qualified defined contribution plan of the Employer, it shall be assumed that the Participant commenced receiving his benefits under such plan on the earliest date the Participant could have retired under such plan.

5.3      Postponed Retirement. A Participant's Postponed Retirement Benefit
         under this Plan shall be the same amount that would have been payable had the Participant retired on his Normal Retirement Date. For purposes of determining the benefits available from any qualified defined benefit pension plan or qualified defined contribution plan of the
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                                                                               6


         Employer, it shall be assumed that the Participant commenced receiving his benefits under such plan on the fifteenth day of the month commencing after his actual retirement date.

5.4      Accrued Deferred Vested Retirement Benefit. Subject to Articles 12.4
         and 12.5 hereof, an Accrued Vested Participant whose employment with the Employer terminates on or after September 12, 1984, other than by normal, early, postponed, or disability retirement or death shall, if he has then completed ten (10) or more full years of Service, be entitled to a non-forfeitable Accrued Deferred Vested Retirement
         Benefit commencing on the date described in Article 6.1 hereof. The annual amount of the Accrued Deferred Vested Retirement Benefit payable to an Accrued Vested Participant shall be computed in accordance with
         Article 5.1 hereof except that the Accrued Deferred Vested Retirement Benefit shall be based upon the Accrued Vested Participant's Service as of the date of his termination of employment, with the amount reduced by three-tenths of one percent (3/10%) for each complete month by which the commencement date of his Accrued Deferred Vested Retirement Benefit precedes his Normal Retirement Date and by an additional two-tenths of one percent (2/10%) for each complete month by which the commencement date of his Accrued Deferred Vested Retirement Benefit precedes his
         60th birthday, provided, however, the Compensation Committee may, in its sole discretion, waive, in whole or in part, said reduction factors and, for purposes of determining the benefits available from any qualified defined benefit pension plan or qualified defined contribution plan of the Employer, it shall be assumed that the Participant commenced receiving his benefits under such plan on the first date that the Participant could have received deferred vested retirement benefits under such plan.
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                                                                               7



                                   ARTICLE VI

                         PAYMENT OF RETIREMENT BENEFITS

6.1      Payment of Benefits.

         (a) Except as set forth herein and in Section 6.1(b) below, all retirement benefits hereunder shall be payable in monthly installments (on the fifteenth day of the month) equal to one-twelfth (1/12th) of the annual amounts determined under this Plan. A Participant's retirement benefit, if any, hereunder shall be payable for the life of the Participant, commencing (a) for normal, postponed or disability retirements, on the fifteenth day of the month commencing after his actual retirement date, (b) for Early Retirement, on the fifteenth day of the month commencing after the Participant's actual Early Retirement date and (c) for an Accrued Vested Participant, on the fifteenth day of the month commencing after the first date that the Accrued Vested Participant may receive deferred vested retirement benefits under the applicable defined benefit pension plan (qualified under Section 401(a) of the Internal Revenue Code of 1986) maintained by the Employer, or any successor defined benefit pension plan. The Participant's last payment of retirement benefits hereunder shall be made on the fifteenth day of the month in which he dies unless the Participant has an eligible surviving Spouse at his date of death, in which case survivor benefit payments shall be made to said Spouse in accordance with Article VIII hereof.

         (b) In the case of a Participant who has attained age 61, he may elect, by giving written notice to the Compensation Committee at least one year prior to his Early Retirement at or after age 62, Normal Retirement or Postponed Retirement, to
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                                                                               8


                  receive any applicable retirement and death benefit otherwise payable under Section 5 and Section 8.2 hereof in the form of a lump sum. Such lump sum shall be payable as soon as practicable after the Participant's retirement date, and calculated as follows:

                  (i) Interest rate: Interest payable on 10 year U.S. Treasury notes as of the October 1 preceding the Participant's retirement date.

                  (ii) Mortality Table: The Mortality Table being utilized by the Hubbell Incorporated Retirement Plan for Salaried Employees as of the October 1 preceding the Participant's retirement date.

6.2 Payments Rounded to Next Higher Full Dollar. Each monthly payment which is computed in accordance with this Plan will, if not in whole dollars, be increased to the next whole dollar. Such rounding shall be made after applying any applicable reduction factors.

                                   ARTICLE VII

                               DISABILITY BENEFIT

7.1 Disability Benefit. If a Participant is deemed by the Compensation Committee to have incurred a Total Disability, he shall receive a disability retirement benefit hereunder commencing on the fifteenth day of the month commencing after the date he is deemed by the Compensation Committee to be so disabled. The annual amount of the Participant's Disability Retirement Benefit hereunder shall be computed as in Article
         5.1 hereof, but assuming that the Participant has been employed with the Employer until his Normal Retirement Date at the last rate of his Earnings in effect at the time he was deemed by the Compensation Committee to be permanently and totally disabled.
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                                                                               9



7.2 Medical Examination. Any Participant retired for Total Disability may be required by the Compensation Committee to submit to a medical examination at any time prior to his 65th birthday, but not more than once each year, to determine whether the Participant is eligible for continuance of the Disability Retirement Benefit provided hereunder.

                                  ARTICLE VIII

                                  DEATH BENEFIT

8.1      Pre-Retirement Death Benefit.

         (a) If an Accrued Vested Participant or a former Accrued Vested Participant whose benefit has not yet commenced dies, and he is survived by a spouse to whom he was married throughout the one-year period ending on the date of his death, such spouse shall be entitled to receive a spouse's benefit described herein, payable in the amount and manner prescribed in subsections (b) and (c) of this Section 8.1.

         (b) The spouse's benefit is an annuity for the life of the spouse in an amount which is equal to the benefit the spouse would have received under a joint and survivor annuity that provided the spouse on the date of death of the Participant an annual pension equal to 50 percent of the Participant's annual pension if:

                  (i) the Participant had retired on the day before his death, in the case of a Participant who dies after he is eligible for retirement, or

                  (ii) the Participant had separated from service with the Employer on the date of his death, survived to his earliest retirement date, retired on such date, and died on the day after such date, in the case of a Participant who dies before he is eligible for retirement.
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                                                                              10



         (c)      Payments of spouse's benefit shall commence as of the later of
                  (i) the first day of the month, following the Participant's death; or (ii) the month following the date the Participant would have attained the earliest age on which he could have retired, provided the spouse survives to that date.

         (d) For purposes of computing the spouse's benefit, actuarial factors shall be used as are then applicable under the Hubbell Incorporated Retirement Plan for Salaried Employees.

8.2 Post-Retirement Death Benefit. Unless such individual has elected to receive his benefit in a lump sum pursuant to Section 6.1 (b), if a Participant or Accrued Vested Participant dies while receiving retirement benefits under this Plan, a death benefit equal to fifty (50%) percent of the retirement benefit which the Participant or
         Accrued Vested Participant was receiving under this Plan immediately prior to his death shall be paid to his eligible surviving Spouse, if any. If, as of the date of the Participant's or Accrued Vested Participant's death, his eligible surviving Spouse, if any, is ten (or more) years younger than the Participant or Accrued Vested Participant, then the death benefit payable to said eligible surviving Spouse shall be actuarially reduced pursuant to the actuarial factors then applicable under the Hubbell Incorporated Retirement Plan for Salaried Employees. Notwithstanding anything contained herein to the contrary, in no event shall an eligible surviving Spouse receive in any year under this Plan more than the excess (if any) of thirty-three and one-third percent (33-1/3%) of the Participant's or Accrued Vested Participant's Average Earnings over the aggregate value (as determined by the Compensation Committee) of benefits receivable in such year under the Hubbell Incorporated Retirement Plan for Salaried Employees and any defined benefit pension plan
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                                                                              11


         or defined contribution plan of the Employer which is qualified under
         Section 401(a) of the Internal Revenue Code (excluding, however: (a) any ancillary benefits such as Medical or Transitional Supplements in the defined benefit pension plans, and (b) any 401(k) plan maintained by the Employer). Payments of said death benefit to the surviving Spouse shall commence to be paid on the fifteenth day of the month coinciding with or next following the Participant's or Accrued Vested Participant's death and shall continue until the Spouse dies.

                                   ARTICLE IX

                                     FUNDING

9.1 The Employer may enter into a trust agreement creating an irrevocable grantor trust for the holding of cash and/or annuity contracts for pension benefits accrued by the Participants under the Plan. Any assets of such trust shall be subject to the claims of creditors of the Employer to the extent set forth in the trust and Participants' interests in benefits under this Plan shall only be those of unsecured creditors of the Employer. In the event of a Change of Control, the Employer shall enter into a trust agreement creating an irrevocable grantor trust for the holding of cash and/or annuity contracts in respect of the pension benefits accrued by the Participants (whether current or former) and in respect of the pension benefits provided to certain Employees who shall be deemed to be Participants pursuant to written agreements with the Employer; provided, further, that upon the occurrence of a Change of Control Transaction, the Employer shall transfer to the trustee of the foregoing trust the maximum amount of assets estimated to be necessary to satisfy the Employer's obligations hereunder, as in effect immediately prior to the Change of Control Transaction.
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                                                                              12



                                    ARTICLE X

                               PLAN ADMINISTRATION

10.1 The general administration of this Plan and the responsibility for carrying out the provisions hereof shall be vested in the Compensation Committee. The Compensation Committee may adopt, subject to the approval of the Board of Directors, such rules and regulations as it may deem necessary for the proper administration of this Plan, and its decision in all matters shall be final, conclusive, and binding.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

11.1 The Board of Directors of the Employer reserves in its sole and exclusive discretion the right at any time and from time to time to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant, Accrued Vested Participant, or Spouse, provided, however, that no amendment or termination of this Plan shall impair the right of any Participant, Accrued Vested Participant, or Spouse to receive benefits earned and accrued hereunder prior to such amendment or termination. The Board of Directors shall not terminate this Plan solely to accelerate benefits earned and accrued hereunder. Any amounts not currently payable to a Participant, Accrued Vested Participant or Spouse shall revert to the Employer in the event of termination of the Plan.
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                                                                              13



                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1 No Guarantee of Employment. Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any individual at any time, with or without cause.

12.2 Non-Alienation of Benefits. No retirement benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such retirement benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Notwithstanding any provision herein to the contrary, the Employer may, as the Compensation Committee in its sole and absolute discretion shall determine, offset any amount to be paid to a Participant, Accrued Vested Participant, or Spouse hereunder in order to recoup amounts that have been misappropriated by such Participant or Accrued Vested Participant or in order to reimburse amounts that have been advanced to such Participant or Accrued Vested Participant for expense accounts or similar circumstances and that remain outstanding upon termination of employment.

12.3 Payment to Incompetents. If a Participant or Accrued Vested Participant entitled to receive any retirement benefit payments hereunder is deemed by the Compensation Committee or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such retirement benefit, such payments shall be paid to such person or persons as the Compensation Committee shall designate or to the duly appointed guardian. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.
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                                                                              14



12.4 Loss of Benefits. At the sole discretion of the Compensation Committee, and after written notice to the Participant, Accrued Vested Participant, or his Spouse as beneficiary, rights to receive any retirement benefit under this Plan may be forfeited, suspended, reduced or terminated in cases of gross misconduct by the Participant or Accrued Vested Participant which is reasonably deemed to be prejudicial to the interests of the Employer or a subsidiary of the Employer, including but not limited to the utilization or disclosure of confidential information for gain or otherwise.

12.5 Noncompetition. A Participant and Accrued Vested Participant shall forfeit for himself and his Spouse any and all retirement benefits pursuant to this Plan if said Participant or Accrued Vested Participant violates the notice provision of the next paragraph hereof or anywhere in the United States or outside of the United States, directly or indirectly, owns, manages, operates, joins or controls, or participates in the ownership, management, operation or control of, or becomes a director or an employee of, or a consultant to, any person, firm, or corporation which competes with the Employer; provided, however, that the provisions of this Article 12.5 shall not apply to investments by the Participant or Accrued Vested Participant in shares of stock traded on a national securities exchange or on the national over-the-counter market which shall have an aggregate market value, at the time of acquisition, of less than two (2%) percent of the outstanding shares of such stock.

         A Participant and Accrued Vested Participant shall be obligated to give the Employer at least sixty (60) days' prior written notice, registered or certified mail, postage prepaid, addressed to the Secretary, Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut, 06477, of his intention, directly or indirectly, to own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or become a director or an employee of, or a consultant to, any person, firm, or corporation, following which, within a period of sixty (60) days from its receipt of such notice, the Employer will mail to the Participant or Accrued Vested Participant by registered or certified mail, postage prepaid, a statement of its opinion as to whether said intention of the Participant or Accrued Vested Participant violates this Article 12.5.

12.6 Withholding. Payments made by the Employer under this Plan to any Participant, Accrued Vested Participant, or Spouse shall be subject to withholding as shall, at the time for such payment, be required under any income tax or other laws, whether of the United States or any other jurisdiction.

12.7 Expenses. All expenses and costs in connection with the operation of this Plan shall be borne by the Employer.

12.8 Governing Law. The provisions of this Plan will be construed according to the laws of the State of Connecticut, excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

12.9 Gender and Number. The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine and the singular number as used herein shall include the plural and the plural the singular unless the context clearly indicates a different meaning.

12.10 Titles and Heading. The titles to articles and headings of sections of this Plan are for convenience of reference only and in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                                  ARTICLE XIII

                                CHANGE OF CONTROL

13.1 The provisions of Section 13.3 shall become effective immediately upon the occurrence of a Change of Control (as defined in Section 13.2(a)).

13.2     (a)      "Change of Control" shall mean any one of the following:

                  (i) Continuing Directors no longer constitute at least 2/3 of the Directors;

                  (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of twenty (20%) percent or more of the voting power of the then outstanding securities of the Employer entitled to vote for the election of the Employer's directors; provided that this Article XIII shall not apply with respect to any holding of securities by (A) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (B) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (C) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Employer or any affiliate of the Employer;

                  (iii) the approval by the Employer's stockholders of the merger or consolidation of the Employer with any other corporation, the sale of substantially all of the assets of the Employer or the liquidation or dissolution of the Employer, unless, in the case of a merger or consolidation, the incumbent Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or

                  (iv) at least 2/3 of the incumbent Directors in office immediately prior to any other action proposed to be taken by the Employer's stockholders determine that such proposed action, if taken, would constitute a change of control of the Employer and such action is taken.

         (b) "Continuing Director" shall mean any individual who is a member of the Employer's Board of Directors on December 9, 1986 or was designated (before such person's initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

         (c) "Director" shall mean any individual who is a member of the Employer's Board of Directors on the date the action in question was taken.

         (d) "Change of Control Transaction" shall mean the closing of the transaction constituting the Change of Control, which shall include, for purposes of the events described in Section 13.2(a)(iii), above, the consummation of the merger or consolidation approved by Hubbell's stockholders.

13.3     (a)      Section 2.10 is deleted and the following is inserted in lieu thereof:

                           "Key Executive" means (a) (i) any Officer elected prior to May 1, 1993 and (ii) any other Employee who was so designated by the Compensation Committee prior to May 1, 1993, and (b) any Officer or other Employee who is so designated by the Compensation Committee on or after May 1, 1993."

         (b) Section 2.18 is deleted and the following is inserted in lieu thereof:

                           "Totally and Permanently Disabled" shall mean, with reference to a Participant hereunder, that as a result of bodily or mental injury or disease, whether occupational or non-occupational in origin, as determined by competent medical authority selected by the Participant or by such Participant's representative, he is wholly and permanently prevented from engaging for remuneration or profit in any occupation or employment for which he is reasonably suited by education, training and experience.

         (c)      The remainder of Section 5.2 is deleted after "attains age
                  65)" on the seventh and eighth lines of Section 5.2 on page 5.

         (d) The remainder of Section 5.4 is deleted after "date of his termination of employment" on the ninth and tenth lines in
                  Section 5.4 on page 6.

         (e)      The following is added to the end of Section 6.1(a):
                  "Notwithstanding any of the foregoing, unless otherwise provided in an agreement between a Participant and the Employer with respect to any benefit provided for herein, upon the occurrence of a Change of Control Transaction, unless a Participant (whether current or former) elects otherwise during the period of ten days after the signing of any agreement by the Company that would, upon the consummation of the transactions contemplated therein, result in a Change of Control, all amounts otherwise payable pursuant to the schedules set forth in Section 6.1(a) and (b) hereof, shall be paid out in one lump sum no later than ten days after the later of (x) a Participant's termination of employment with the Employer, or (y) the occurrence of a Change of Control. The amounts to be paid out in such lump sum shall be calculated using the actuarial assumptions set forth on Exhibit A, attached hereto."

         (f) In the first sentence of Section 7.1, the phrase "If a Participant is deemed by the Compensation Committee to have incurred a Total Disability" is deleted and in lieu thereof is inserted the phrase "If a Participant becomes Totally and Permanently Disabled". Section 7.2 is deleted.

         (g) Section 10.1 is deleted and the following is inserted in lieu thereof:

                           "The Plan shall be administered by the Compensation Committee which shall have full authority to interpret the Plan, to establish rules and regulations relating to the Plan, to determine the criteria for eligibility to participate in the Plan, to select Participants in the Plan, and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. No member of the Compensation Committee shall be eligible to participate in the Plan."

         (h) The remainder of Section 12.2 is deleted beginning with "Notwithstanding any provision herein" on the fourth and fifth lines of Section 12.2 on page 13.

         (i) In Section 12.3, all references to "Compensation Committee" are deleted and in lieu thereof is inserted the term "Trustee".

         (j)      Section 12.4 is deleted.

         (k)      Section 12.5 is deleted.

         (l)      New Section 12.11 is inserted as follows:

                  "Notwithstanding any other provisions of the Plan to the contrary:

                  (i) the accrued benefit hereunder of any Participant as of the date of a Change of Control may not be reduced;

                  (ii) any Service accrued by a Participant as of the date of a Change of Control cannot be reduced;

                  (iii) no amendment or action of the Compensation Committee which affects any Participant is valid and enforceable without the prior written consent of such Participant; and

                  (iv) no termination of the Plan shall have the effect of reducing any benefits accrued under the Plan prior to such termination."

Adopted by the Board of Directors on March 11, 1980 and amended on September 1, 1984, December 9, 1986, December 19, 1990, December 18, 1991, December 16, 1992,
May 1, 1993, December 11, 1996, December 10, 1997, December 8, 1999, and June 7, 2001.

                                    EXHIBIT A

                                   ASSUMPTIONS

The assumptions to be used are those specified under Section 417(e) of the Internal Revenue Code of 186, as amended, which assumptions are the minimum lump sum factors permitted to be used for calculating pension benefits under qualified defined benefit plans.

Benefit: Lump sum payment of unreduced benefit deferred to age 55, increased to reflect the 50% joint and survivor form.


Mortality Rates:  The 1983 Group Annuity Mortality (1983 GAM) blend of 50% male and 50% female rates.


Interest Rate:    10-year treasury rate on the first day of the fourth quarter of the calendar year immediately prior to the date on which the Participant retires or otherwise separates from Service.


Other:            3% annual Social Security wage base increase.

                  2.5% annual CPI increase.

                  5% annual salary increase.

Qualified Plan
Offset: Amount actually payable at age 55 (or, if higher, the participants actual age as of the date of termination of employment).